UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2025

LUCKY STRIKE ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40142	98-1632024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7313 Bell Creek Road Mechanicsville, Virginia 23111
(Address of principal executive offices and zip code)

(804) 417-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	LUCK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2025, Lucky Strike Entertainment Corporation (the “Company”) entered into a Thirteenth Amendment (the “Thirteenth Amendment”) to the First Lien Credit Agreement, dated as of July 3, 2017, by and among the Company, Kingpin Intermediate Holdings LLC, a direct subsidiary of the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Thirteenth Amendment, the “Amended Credit Agreement”).

The Thirteenth Amendment provides for $230.0 million of incremental bridge term loans (the “Incremental Bridge Term Loans”). The maturity date for the Incremental Bridge Term Loans is the date that is 364 days after July 10, 2025, which date may be extended to the maturity date of any other term loans under the Amended Credit Agreement by the lenders holding the Incremental Bridge Term Loans in their sole discretion (as so extended, the “Initial Incremental Bridge Term Facility Maturity Date”). Prior to the Initial Incremental Bridge Term Facility Maturity Date, the Incremental Bridge Term Loans bear interest at a rate per annum equal to the adjusted Term SOFR rate plus an applicable rate of 2.50%, which applicable rate and shall increase by 0.50% on each of the 90th, 180th and 270th days after July 10, 2025. After the Incremental Bridge Term Facility Maturity Date, the Incremental Bridge Term Loans will bear interest at an interest rate equal to highest applicable rate for any term loans then outstanding under the Amended Credit Agreement as adjusted in the manner set forth in the Amended Credit Agreement on account of the discount to par on such term loans at such time. Proceeds of the Incremental Bridge Term Loans will be used to finance all or a portion of the Transaction (as defined below). The Incremental Bridge Term Loans are subject to usual and customary affirmative and negative covenants under the Amended Credit Agreement.

The description above is a summary and is qualified in its entirety by the full text of the Thirteenth Amendment and the Amended Credit Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

Item 7.01 Regulation FD Disclosure.

On July 10, 2025, the Company issued a press release announcing the completion of its acquisition (the “Transaction”) of BW Bowling Net Lease I REIT LLC, the owner of 58 triple net leased properties located in the United States and Canada that are currently leased to subsidiaries of the Company. The text of the press release announcing the Transaction is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information referenced under Item 7.01 of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filings under the Securities Act or the Exchange Act.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Thirteenth Amendment, dated July 10, 2025, to the First Lien Credit Agreement, dated as of July 3, 2017, by and among Lucky Strike Entertainment Corporation, Kingpin Intermediate Holdings LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.
99.1	Press Release, dated July 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKY STRIKE ENTERTAINMENT CORPORATION

Date: July 10, 2025	By:	/s/ Robert M. Lavan
	Name:	Robert M. Lavan
	Title:	Chief Financial Officer